Exhibit 10.1

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of April 11, 2012, by and between Square 1 Bank (the “Bank”) and Local.com Corporation, Krillion, Inc. and Screamin Media Group, Inc. (collectively known as, the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 3, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1)	The following definitions in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Liquidity” means the sum of (i) Cash in Bank plus (ii) the most recent Borrowing Base minus (iii) the aggregate amount outstanding under the Non-Formula Revolving Line.

“Liquidity Ratio” means the ratio of Liquidity to the aggregate amount outstanding under the Formula Revolving Line.

“Non-Formula Revolving Line” means a Credit Extension of up to (i) $3,000,000, except that, for thirty (30) days during each calendar quarter, the term “Non-Formula Revolving Line” shall mean a Credit Extension of up to $5,000,000; provided however, that under no circumstances shall the aggregate amount of outstanding Advances exceed the Total Facility Cap, and availability of Non-Formula Advances under the Non-Formula Revolving Line shall be reduced accordingly.

2)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

Local.com Corporation – 2nd Amendment to LSA

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

Local.com Corporation – 2nd Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOCAL.COM CORPORATION		SQUARE 1 BANK

By:	/s/ Kenneth S. Cragun	By:	/s/ Christopher Erro
Name:	Kenneth S. Cragun	Name:	Christopher Erro
Title:	CFO	Title:	SVP, Venture Banking

KRILLION, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

SCREAMIN MEDIA GROUP, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

[Signature Page to Second Amendment to Loan and Security Agreement]

Local.com Corporation – 2nd Amendment to LSA

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